Exhibit 5.1

April 26, 2016

Active Power, Inc.
2128 W. Braker Lane, BK 12
Austin, Texas 78758

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Active Power, Inc., a Delaware corporation (the “Corporation”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, by the Corporation of (a) common stock, par value $0.001, of the Corporation (the “Common Stock”), (b) preferred stock, par value $0.001, of the Corporation (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), (c) warrants to purchase the Common Stock or the Preferred Stock (the “Warrants”) and (d) units consisting of one or more shares of the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants or any combination of such securities (the “Units”), at an aggregate initial offering price not to exceed $38,500,000. The Common Stock, the Preferred Stock, the Warrants, the Depositary Shares and the Units are collectively referred to herein as the “Securities.”
We have also participated in the preparation of the prospectus contained in the Registration Statement (the “Prospectus”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions and other factors at the time of sale and, if necessary, will be set forth in supplements (each, a “Prospectus Supplement”) to the applicable Prospectus.
In rendering the opinions set forth below, we have reviewed and relied upon (i) the Registration Statement, (ii) the Prospectus, (iii) the Amended and Restated Certificate of Incorporation of the Corporation, as amended (iv) the Amended and Restated Bylaws of the Corporation, as amended (v) certain resolutions adopted by the Board of Directors of the Corporation (the “Board”) relating to the Registration Statement and (vi) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of officers and employees of the Corporation, without further investigation as to the facts set forth therein.
For purposes of rendering the opinions set forth below, we have made the following assumptions:

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel 214.220.7700 Fax 214.220.7716 www.velaw.com

April 26, 2016 Page 2

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

(ii)	a Prospectus Supplement (where applicable) will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)
each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

(iv)	each person signing the documents that we examined has the legal capacity and authority to do so;

(v)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(vi)
at the time of the issuance of the Securities (a) the Corporation will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, and (b) the Corporation will have the necessary organizational power and authority to issue such Securities;

(vii)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any Prospectus Supplement;

(viii)
at the time of any offering or sale of any shares of the Common Stock or the Preferred Stock, the Corporation will have authorized or created and made available for issuance the number of shares of the Common Stock and/or the Preferred Stock set forth in such offering or sale;

(ix)
any applicable definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto;

(x)
a warrant agreement relating to the Warrants, a depositary agreement relating to the Depositary Shares and the related depositary receipts and a unit agreement relating to the Units will each be duly authorized and validly executed and delivered by the parties thereto; and

(xi)
any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, issued and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1)	The shares of the Common Stock will be duly authorized, validly issued, fully paid and non-assessable when (a) the Board or a duly authorized committee thereof has

April 26, 2016 Page 3

taken all necessary corporate action to approve the issuance of such shares of the Common Stock, the terms of the offering thereof and related matters and (b) the shares of the Common Stock have been issued and delivered either (i) in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange, or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock);

(2)
Any series of the Preferred Stock will be duly authorized and validly issued, fully paid and non-assessable when (a) the Board or a duly authorized committee thereof has taken all necessary corporate action to approve the issuance of such shares of the Preferred Stock, the terms of the offering thereof and related matters and (b) the shares of the Preferred Stock have been issued and delivered either (i) in accordance with the terms of any applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock);

(3)
The Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable depositary agreements when (a) the Board or a duly authorized committee thereof has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms of the offering thereof and related matters, including the adoption of the Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of a Certificate of Designation with the Secretary of State of the State of Delaware, (b) the shares of the Preferred Stock underlying the Depositary Shares have been duly executed, registered and delivered in accordance with the applicable depositary agreement and (c) the depositary receipts representing the Depositary Shares have been duly executed, registered and delivered in accordance with the applicable depositary agreement upon payment of the consideration thereof as provided for in the applicable definitive purchase, underwriting or similar agreement;

(4)
The Warrants will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms when (a) the Board or a duly authorized committee thereof has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) the Warrants and certificates representing the Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and the applicable definitive purchase,

April 26, 2016 Page 4

underwriting or similar agreement upon payment of the consideration provided for therein; and

(5)
The Units will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms when (a) the Board or a duly authorized committee thereof has taken all necessary corporate action to approve the creation of and the issuance of such Units, the terms of the offering thereof and related matters, (b) the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action and (c) the Units have been duly executed, authenticated, issued and delivered in accordance with the applicable unit agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein.

Our opinion is qualified in the following respects:

(i)
the foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles;

(ii)
we express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

(iii)
our opinions herein are limited in all respects to the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting those laws), and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign;

(iv)	we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

(v)	our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ Vinson & Elkins L.L.P.
VINSON & ELKINS L.L.P.